Exhibit 99.1

Cash America Announces Fourth Quarter and Fiscal Year-End Earnings and Declares Dividend

FORT WORTH, Texas--(BUSINESS WIRE)--January 24, 2013--Cash America International, Inc. (NYSE: CSH) reported today that its fourth quarter ended December 31, 2012 net income attributable to the Company was $24,480,000 (79 cents per share), which included previously announced charges related to the closure of 115 locations during the quarter in its Mexico based pawn operations of $7.0 million (23 cents per share) and the after tax impact of the Company’s voluntary refund to certain Ohio customers of $8.4 million (27 cents per share) in the period. The combined amount of the Mexico charges and the refund expense amounted to $15.4 million after taxes (50 cents per share). Adding these amounts back to reported net income would result in adjusted earnings, a non-GAAP measure, for the fourth quarter of 2012 of $39,887,000 ($1.29 per share), compared to $37,827,000 ($1.18 per share) for the fourth quarter of 2011. This amount is greater than management’s publicly released earnings per share guidance of between $1.15 per share and $1.25 per share as reported in the Company’s press release dated October 25, 2012 and above analysts’ consensus estimates of $1.20 per share as reported by Thomson Reuters.

Consolidated total revenue of the Company increased 4% in the fourth quarter of 2012 to $491.6 million, up from $474.0 million for the same period in 2011. Revenue from the Company’s loan products, driven by higher loan balances outstanding, contributed the largest portion of the increase for the period. Comparing the ending balance at December 31, 2012 to the same date in 2011, total combined consumer loan balances, a non-GAAP measure, which includes loans extended by the Company directly and loans offered by third parties that the Company guarantees, which are both GAAP measures, were up 27% to $439.8 million, which led to a 24% increase in revenue from consumer loan fees and was the primary driver of the increase in total revenue during the fourth quarter. Aggregate pawn service fees rose 5% in the fourth quarter of 2012 compared to the same period in 2011, adding to the top line revenue growth for the period. Consumer loan fees increased 24%, to $222.9 million, in the fourth quarter of 2012 compared to the same period in 2011, as the Company’s E-commerce segment recorded a 30% increase in revenue, led by a 38% increase in revenue from its domestic online lending business and a 22% increase in revenue from its foreign lending business.

Commenting on the results of the quarter, Daniel R. Feehan, President and Chief Executive Officer of Cash America, said, “We continued to see strong performance out of our E-commerce business in the fourth quarter of 2012 as the higher levels of assets observed in the second and third quarters contributed to earnings growth that exceeded our expectations this period.”

Net income attributable to the Company for the twelve months ended December 31, 2012 was $107,470,000 (3.42 per share) compared to $135,963,000 ($4.25 per share) for the same twelve-month period of 2011. When adding back the unusual items for the full year, which includes $25.4 million (81 cents per share) related to Mexico charges, $8.4 million (27 cents per share) related to the refund expense plus $2.5 million (7 cents per share) related to expenses associated with the July 2012 withdrawal of the Enova International, Inc. proposed initial public offering, adjusted earnings, a non-GAAP measure, would have been $143.8 million and adjusted earnings per share, a non-GAAP measure, would have been $4.57 per share for the twelve-month period ended December 31, 2012, up 8% for the period. Total revenue for the fiscal year ended December 31, 2012 increased 14% to $1.80 billion, up from $1.58 billion during the same twelve-month period in 2011.

Cash America will conduct a conference call to discuss its fourth quarter earnings on Thursday, January 24, 2013, at 7:00 AM CST. A live web cast of the call will be available on the Company’s corporate web site in the Investor Relations section (www.cashamerica.com). To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software.

Additionally, the Company announced that the Board of Directors, at its regularly scheduled quarterly meeting, declared a $0.035 (3.5 cents) per share cash dividend on common stock outstanding. The dividend will be paid at the close of business on February 20, 2013 to shareholders of record on February 6, 2013.

Outlook for the First Quarter of 2013 and the 2013 Fiscal Year

Management believes that the opportunities for sustained growth in revenue and earnings will be largely associated with the customer demand for the credit products provided by the Company, which primarily take the form of pawn loans and consumer loans. Other elements expected to affect the growth in revenue include the potential impact of the regulatory governance of loan products, the reorganization and continued development of the Mexican pawn operations and the development and expansion of the Company’s online distribution channel. First quarter 2013 results could be influenced by the timing of Federal income tax refunds to the Company’s customers. Based on the preceding factors management estimates that the first quarter of fiscal 2013 will be between $1.35 and $1.42 in earnings per share compared to $1.30 in the first quarter of 2012. At this time management confirms its previously reported expectations for its fiscal year 2013 earnings per share to a range of between $4.75 to $5.15 which compares to actual adjusted full year 2012 earnings per share of $4.57 that excludes the after tax impact of unusual items of $35.3 million ($1.15 per share).

About the Company

As of December 31, 2012, Cash America International, Inc. operated 969 total locations offering specialty financial services to consumers, which included the following:

  831 lending locations in 22 states in the United States primarily under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance,” and “Cashland;”
  47 pawn lending locations in central and southern Mexico under the name “Cash America casa de empeño” (previously operated under the name “Prenda Fácil”); and
  91 check cashing centers (all of which are unconsolidated franchised check cashing centers) operating in 15 states in the United States under the name “Mr. Payroll.”

Additionally, as of December 31, 2012, the Company offered consumer loans over the Internet to customers:

  in 32 states in the United States at http://www.cashnetusa.com and http://www.netcredit.com;
  in the United Kingdom at http://www.quickquid.co.uk and http://www.poundstopocket.co.uk;
  in Australia at http://www.dollarsdirect.com.au; and
  in Canada at http://www.dollarsdirect.ca.

For additional information regarding the Company and the services it provides, visit the Company’s websites located at:

http://www.cashamerica.com	http://www.poundstopocket.co.uk
http://www.enova.com	http://www.dollarsdirect.com.au
http://www.cashnetusa.com	http://www.dollarsdirect.ca
http://www.netcredit.com	http://www.goldpromise.com
http://www.cashlandloans.com	http://www.mrpayroll.com
http://www.quickquid.co.uk	http://www.primaryinnovations.net

Non-GAAP Measures

A reconciliation of adjusted earnings and adjusted earnings per share, which are non-GAAP measures, for the three- and twelve-month periods ended December 31, 2012 discussed above is included in the attachments to this press release. In addition, details regarding combined consumer loan balances as of December 31, 2012 and December 31, 2011 discussed above, which are non-GAAP measures that are comprised of loans extended by the Company directly and loans offered by third parties that the Company guarantees that are both GAAP measures, are included in the attachments to this press release.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements about the business, financial condition, operations and prospects of the Company. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation: changes in domestic and foreign pawn, consumer credit, tax and other laws and governmental rules and regulations applicable to the Company's business or changes in the interpretation or enforcement thereof; the anticipated regulation of consumer financial products and services by the Consumer Financial Protection Bureau; acceptance by consumers, legislators or regulators of the negative characterization by the media and consumer activists with respect to certain of the Company’s loan products; the reorganization of the Company’s Mexico-based pawn operations; the deterioration of the political, regulatory or economic environment in foreign countries where the Company operates or in the future may operate; the actions of third parties who provide, acquire or offer products and services to, from or for the Company; changes in demand for the Company's services and the continued acceptance of the online distribution channel by the Company’s online loan customers; fluctuations in the price of gold or a deterioration in economic conditions; changes in competition; the ability of the Company to open new locations in accordance with its plans or to successfully integrate newly acquired businesses into the Company’s operations; interest rate and foreign currency exchange rate fluctuations; the effect of any current or future litigation proceedings or any judicial decisions or rule-making that affect the Company, its products or its arbitration agreements; changes in the capital markets; changes in the Company’s ability to satisfy its debt obligations or to refinance existing debt obligations or obtain new capital to finance growth; a prolonged interruption in the Company’s operations of its facilities, systems and business functions, including its information technology and other business systems; security breaches, cyber attacks or fraudulent activity; the implementation of new, or changes in the interpretation of existing, accounting principles or financial reporting requirements; acts of God, war or terrorism, pandemics and other events; the effect of any of such changes on the Company’s business or the markets in which it operates; and other risks and uncertainties indicated in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
HIGHLIGHTS OF CONSOLIDATED RESULTS OF OPERATIONS
(dollars in thousands, except per share data)
(Unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Consolidated Operations:
Total revenue	$491,604	$473,957	$1,800,430	$1,583,064
Net revenue	267,088	248,329	1,005,957	909,759
Total expenses	217,600	180,204	790,042	665,417

Income from Operations	$49,488	$68,125	$215,915	$244,342

Income before income taxes	41,160	60,688	186,320	217,526

Net Income	$23,991	$37,605	$101,664	$135,166

Net loss attributable to the noncontrolling interest	$489	$222	$5,806	$797

Net Income Attributable to Cash America International, Inc.	$24,480	$37,827	$107,470	$135,963

Earnings per share:
Net Income attributable to Cash America International, Inc. common shareholders:
Basic	$0.84	$1.28	$3.64	$4.59
Diluted	$0.79	$1.18	$3.42	$4.25

Weighted average common shares outstanding:
Basic	29,262	29,528	29,514	29,602
Diluted	30,884	32,059	31,452	31,991

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(Unaudited)

	December 31,
	2012	2011

Assets
Current assets:
Cash and cash equivalents	$63,134	$62,542
Pawn loans	244,640	253,519
Consumer loans, net	289,418	222,778
Merchandise held for disposition, net	167,409	161,884
Pawn loan fees and service charges receivable	48,991	48,003
Prepaid expenses and other assets	35,605	31,301
Deferred tax assets	48,992	35,065
Total current assets	898,189	815,092
Property and equipment, net	261,771	246,429
Goodwill	608,216	562,721
Intangible assets, net	36,473	34,771
Other assets	13,609	15,236
Total assets	$1,818,258	$1,674,249

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$126,664	$113,113
Customer deposits	11,420	9,935
Income taxes currently payable	5,922	12,880
Current portion of long-term debt	43,617	34,273
Total current liabilities	187,623	170,201
Deferred tax liabilities	101,711	89,712
Noncurrent income tax payable	2,703	2,315
Other liabilities	888	1,413
Long-term debt	534,713	503,018
Total liabilities	$827,638	$766,659

Equity:
Cash America International, Inc. equity:
Common stock, $0.10 par value per share, 80,000,000 shares
authorized, 30,235,164 shares issued and outstanding	3,024	3,024
Additional paid-in capital	157,613	167,683
Retained earnings	879,434	776,060
Accumulated other comprehensive income (loss)	3,128	(6,896)
Treasury shares, at cost (1,351,712 shares and 1,011,356 shares
at December 31, 2012 and 2011, respectively)	(51,304)	(37,419)
Total Cash America International, Inc. shareholders' equity	991,895	902,452
Noncontrolling interest	(1,275)	5,138
Total equity	990,620	907,590
Total liabilities and equity	$1,818,258	$1,674,249

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (dollars in thousands, except per share data) (Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(Unaudited)

Revenue
Pawn loan fees and service charges	$79,479	$76,063	$300,929	$282,197
Proceeds from disposition of merchandise	185,935	215,196	703,767	688,884
Consumer loan fees	222,864	180,124	781,520	598,646
Other	3,326	2,574	14,214	13,337
Total Revenue	491,604	473,957	1,800,430	1,583,064
Cost of Revenue
Disposed merchandise	127,301	145,145	478,179	447,617
Consumer loan loss provision	97,215	80,483	316,294	225,688
Total Cost of Revenue	224,516	225,628	794,473	673,305

Net Revenue	267,088	248,329	1,005,957	909,759
Expenses
Operations and administration	199,054	165,655	714,614	611,268
Depreciation and amortization	18,546	14,549	75,428	54,149
Total Expenses	217,600	180,204	790,042	665,417
Income from Operations	49,488	68,125	215,915	244,342
Interest expense	(8,066)	(7,221)	(29,131)	(25,528)
Interest income	65	25	144	81
Foreign currency transaction gain (loss)	(241)	(207)	(313)	(1,265)
Equity in loss of unconsolidated subsidiary	(86)	(34)	(295)	(104)
Income before Income Taxes	41,160	60,688	186,320	217,526
Provision for income taxes	17,169	23,083	84,656	82,360
Net Income	23,991	37,605	101,664	135,166
Net loss attributable to the noncontrolling interest	489	222	5,806	797
Net Income Attributable to Cash America International, Inc.	$24,480	$37,827	$107,470	$135,963
Earnings Per Share:
Net Income attributable to Cash America International, Inc. common shareholders:
Basic	$0.84	$1.28	$3.64	$4.59
Diluted	$0.79	$1.18	$3.42	$4.25
Weighted average common shares outstanding:
Basic	29,262	29,528	29,514	29,602
Diluted	30,884	32,059	31,452	31,991
Dividends declared per common share	$0.035	$0.035	$0.140	$0.140

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES PAWN LENDING ACTIVITIES – FINANCIAL AND OPERATING DATA (dollars in thousands, except where otherwise noted)

The following tables outline certain data related to pawn loan activities of Cash America International, Inc. (the “Company”) as of and for the three months and years ended December 31, 2012 and 2011 (dollars in thousands).

	2012			2011
	Domestic	Foreign	Total	Domestic	Foreign	Total
As of December 31,
Ending pawn loan balances	$240,573	$4,067	$244,640	$238,399	$15,120	$253,519
Ending merchandise balance, net	$161,655	$5,754	$167,409	$151,274	$10,610	$161,884

Three Months Ended December 31,

Pawn loan fees and service charges	$77,354	$2,125	$79,479	$71,420	$4,643	$76,063
Average pawn loan balance outstanding	$240,545	$7,775	$248,320	$231,424	$17,561	$248,985
Amount of pawn loans written and renewed	$241,215	$8,998	$250,213	$227,944	$37,266	$265,210
Annualized yield on pawn loans	127.9%	108.7%	127.3%	122.4%	104.9%	121.2%
Average amount per pawn loan (in ones)	$133	$84	$127	$134	$99	$128
Gross profit margin on disposition of merchandise	32.6%	13.5%	31.5%	33.1%	24.8%	32.6%
Merchandise turnover	2.8	4.3	2.9	3.3	4.1	3.4

	2012			2011
Year Ended December 31,	Domestic	Foreign	Total	Domestic	Foreign	Total
Pawn loan fees and service charges	$288,161	$12,768	$300,929	$261,829	$20,368	$282,197
Average pawn loan balance outstanding	$225,066	$12,055	$237,121	$205,610	$20,037	$225,647
Amount of pawn loans written and renewed	$916,215	$60,476	$976,691	$869,203	$118,126	$987,329
Annualized yield on pawn loans	128.0%	105.9%	126.9%	127.3%	101.7%	125.1%
Average amount per pawn loan (in ones)	$131	$88	$124	$127	$103	$124
Gross profit margin on disposition of merchandise	33.5%	12.0%	32.1%	36.4%	18.6%	35.0%
Merchandise turnover	2.9	3.9	3.0	3.0	5.0	3.1

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
MERCHANDISE DISPOSITION, GROSS PROFIT AND INVENTORY OPERATING DATA
(dollars in thousands)

Profit from the disposition of merchandise represents the proceeds received from the disposition of merchandise in excess of the cost of disposed merchandise, which is the Company's cost basis in the loan or the amount paid for purchased merchandise. The following tables summarize the proceeds from the disposition of merchandise and the related profit for the three months and years ended December 31, 2012 and 2011 (dollars in thousands).

	Three Months Ended December 31,
	2012			2011
	Retail	Commercial	Total	Retail	Commercial	Total
Proceeds from disposition	$113,964	$71,971	$185,935	$105,423	$109,773	$215,196
Gross profit on disposition	$40,625	$18,009	$58,634	$37,712	$32,339	$70,051
Gross profit margin	35.6%	25.0%	31.5%	35.8%	29.5%	32.6%
Percentage of total gross profit	69.3%	30.7%	100.0%	53.8%	46.2%	100.0%
	Year Ended December 31,
	2012			2011
	Retail	Commercial	Total	Retail	Commercial	Total
Proceeds from disposition	$391,566	$312,201	$703,767	$358,695	$330,189	$688,884
Gross profit on disposition	$144,095	$81,493	$225,588	$137,620	$103,647	$241,267
Gross profit margin	36.8%	26.1%	32.1%	38.4%	31.4%	35.0%
Percentage of total gross profit	63.9%	36.1%	100.0%	57.0%	43.0%	100.0%

The table below summarizes the age of merchandise held for disposition before valuation allowance of $0.8 million and $0.7 million as of December 31, 2012 and 2011 (dollars in thousands).

	As of December 31,
	2012		2011
	Amount	%	Amount	%
Jewelry – held for one year or less	$99,489	59.0	$99,683	61.3
Other merchandise – held for one year or less	60,344	35.8	56,483	34.8
Total merchandise held for one year or less	159,833	94.8	156,166	96.1
Jewelry – held for more than one year	3,283	1.9	2,626	1.6
Other merchandise – held for more than one year	5,597	3.3	3,792	2.3
Total merchandise held for more than one year	8,880	5.2	6,418	3.9
Total merchandise held for disposition	$168,713	100.0	$162,584	100.0

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSUMER LOAN FINANCIAL AND OPERATING DATA (dollars in thousands, except where otherwise noted)

The following tables set forth consumer loan fees by segment, adjusted for the deduction of the loan loss provision for the three months and years ended December 31, 2012 and 2011 (dollars in thousands).

	Three Months Ended December 31,
	2012			2011
	Retail Services	E-Commerce	Total	Retail Services	E-Commerce	Total
Interest and fees on short-term loans	$28,803	$120,539	$149,342	$30,570	$117,449	$148,019
Interest and fees on line of credit	-	27,558	27,558	-	9,797	9,797
Interest and fees on installment loans	3,693	42,271	45,964	2,790	19,518	22,308
Consumer loan fees	$32,496	$190,368	$222,864	$33,360	$146,764	$180,124
Consumer loan loss provision	10,095	87,120	97,215	8,549	71,934	80,483
Consumer loan fees, net of loss provision	$22,401	$103,248	$125,649	$24,811	$74,830	$99,641

Year-over-year change - $	$(2,410)	$28,418	$26,008	$(1,120)	$21,419	$20,299
Year-over-year change - %	(9.7)%	38.0%	26.1%	(4.3)%	40.1%	25.6%
Consumer loan loss provision as a % of consumer loan fees	31.1%	45.8%	43.6%	25.6%	49.0%	44.7%

	Year Ended December 31,
	2012			2011
	Retail Services	E-Commerce	Total	Retail Services	E-Commerce	Total
Interest and fees on short-term loans	$109,972	$459,793	$569,765	$110,071	$400,810	$510,881
Interest and fees on line of credit	-	73,572	73,572	-	30,590	30,590
Interest and fees on installment loans	11,920	126,263	138,183	9,121	48,054	57,175
Consumer loan fees	$121,892	$659,628	$781,520	$119,192	$479,454	$598,646
Consumer loan loss provision	29,225	287,069	316,294	24,001	201,687	225,688
Consumer loan fees, net of loss provision	$92,667	$372,559	$465,226	$95,191	$277,767	$372,958

Year-over-year change - $	$(2,524)	$94,792	$92,268	$(1,345)	$65,745	$64,400
Year-over-year change - %	(2.7)%	34.1%	24.7%	(1.4)%	31.0%	20.9%
Consumer loan loss provision as a % of consumer loan fees	24.0%	43.5%	40.5%	20.1%	42.1%	37.7%

In addition to reporting consumer loans owned by the Company and consumer loans guaranteed by the Company, which are either generally accepted accounting principles (“GAAP”) items or disclosures required by GAAP, the Company has provided combined consumer loans, which is a non-GAAP measure. In addition, the Company has reported consumer loans written and renewed, which is statistical data that is not included in the Company’s financial statements. The Company also reports allowances and liabilities for estimated losses on consumer loans and on a combined basis, which are GAAP measures that are included in the Company’s financial statements.

Management believes these measures provide investors with important information needed to evaluate the magnitude of potential loan losses and the opportunity for revenue performance of the consumer loan portfolio on an aggregate basis. The comparison of the aggregate amounts from period to period is more meaningful than comparing only the residual amount on the Company’s balance sheet since both revenue and the loss provision for loans are impacted by the aggregate amount of loans owned by the Company and those guaranteed by the Company as reflected in its financial statements.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSUMER LOAN FINANCIAL AND OPERATING DATA (dollars in thousands, except where otherwise noted)

The following tables summarize selected data related to the Company’s consumer loan activities as of and for the three months and years ended December 31, 2012 and 2011.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Combined consumer loan loss provision as a % of combined consumer loans written and renewed(a)	10.4%	9.2%	9.3%	7.4%
Charge-offs (net of recoveries) as a % of combined consumer loans written and renewed(a)	9.7%	7.4%	8.6%	6.6%
Combined consumer loan loss provision as a % of consumer loan fees	43.6%	44.7%	40.5%	37.7%

(a) The disclosure regarding the amount and number of consumer loans written and renewed is statistical data that is not included in the Company’s financial statements.
	As of December 31,
	2012			2011
	Company Owned(a)	Guaranteed by the Company(a)	Combined(b)	Company Owned(a)	Guaranteed by the Company(a)	Combined(b)
Ending consumer loan balances:
Retail Services
Short-term loans	$52,171	$7,134	$59,305	$53,601	$9,237	$62,838
Installment loans	11,246	9,395	20,641	9,262	7,425	16,687
Total Retail Services, gross	63,417	16,529	79,946	62,863	16,662	79,525
E-Commerce
Domestic
Short-term loans	38,227	44,261	82,488	39,232	39,341	78,573
Line of credit	42,700	-	42,700	21,648	-	21,648
Installment loans	45,996	-	45,996	24,582	-	24,582
Total Domestic, gross	126,923	44,261	171,184	85,462	39,341	124,803

Foreign
Short-term loans	108,899	3,946	112,845	101,723	3,420	105,143
Installment loans	75,882	-	75,882	35,802	-	35,802
Total Foreign, gross	184,781	3,946	188,727	137,525	3,420	140,945
Total E-Commerce, gross	311,704	48,207	359,911	222,987	42,761	265,748

Total ending loan balance, gross	375,121	64,736	439,857	285,850	59,423	345,273
Less: Allowance and liabilities for losses	(85,703)	(3,498)	(89,201)	(63,072)	(3,062)	(66,134)
Total ending loan balance, net	$289,418	$61,238	$350,656	$222,778	$56,361	$279,139
Allowance and liability for losses as a % of combined consumer loan balances, gross(b)	22.8%	5.4%	20.3%	22.1%	5.2%	19.2%

(a)	GAAP measure. The consumer loan balances guaranteed by the Company represent loans originated by third-party lenders through the Company's credit services organization programs (the "CSO programs"), so these balances are not recorded in the Company’s financial statements. However, the Company has established a liability for estimated losses in support of its guarantee of these loans, which is reflected in the table above and included in its financial statements.
(b)	Except for allowance and liability for estimated losses, amounts represent non-GAAP measures.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSUMER LOAN FINANCIAL AND OPERATING DATA (dollars in thousands, except where otherwise noted)

The following tables summarize the consumer loans written and renewed for the three months and years ended December 31, 2012 and 2011 (dollars in thousands).

	Three Months Ended December 31,
	2012			2011
	Company Owned(a)	Guaranteed by the Company(a)(b)	Combined(a)	Company Owned(a)	Guaranteed by the Company(a)(b)	Combined(a)
Amount of consumer loans written and renewed:
Retail Services
Short-term loans	$198,645	$36,216	$234,861	$202,782	$46,079	$248,861
Installment loans	2,033	7,289	9,322	1,676	5,588	7,264
Total Retail Services	200,678	43,505	244,183	204,458	51,667	256,125
E-Commerce
Domestic
Short-term loans	83,447	206,169	289,616	97,552	189,585	287,137
Line of credit	33,681	-	33,681	20,029	-	20,029
Installment loans	32,244	-	32,244	14,270	-	14,270
Total Domestic	149,372	206,169	355,541	131,851	189,585	321,436

Foreign
Short-term loans	271,652	19,868	291,520	252,334	16,441	268,775
Installment loans	41,319	-	41,319	24,510	-	24,510
Total Foreign	312,971	19,868	332,839	276,844	16,441	293,285
Total E-Commerce	462,343	226,037	688,380	408,695	206,026	614,721

Total amount of consumer loans written and renewed	$663,021	$269,542	$932,563	$613,153	$257,693	$870,846
Number of consumer loans written and renewed:
Retail Services
Short-term loans	414,714	68,508	483,222	430,692	82,935	513,627
Installment loans	1,836	1,339	3,175	1,757	824	2,581
Total Retail Services	416,550	69,847	486,397	432,449	83,759	516,208
E-Commerce
Domestic
Short-term loans	277,756	279,905	557,661	288,098	265,007	553,105
Line of credit	126,292	-	126,292	72,157	-	72,157
Installment loans	30,017	-	30,017	11,521	-	11,521
Total Domestic	434,065	279,905	713,970	371,776	265,007	636,783

Foreign
Short-term loans	455,579	25,985	481,564	465,473	23,557	489,030
Installment loans	34,711	-	34,711	21,382	-	21,382
Total Foreign	490,290	25,985	516,275	486,855	23,557	510,412
Total E-Commerce	924,355	305,890	1,230,245	858,631	288,564	1,147,195

Total number of consumer loans written and renewed	1,340,905	375,737	1,716,642	1,291,080	372,323	1,663,403
(a) The disclosure regarding the amount and number of consumer loans written and renewed is statistical data that is not included in the Company’s financial statements.
(b) Loans guaranteed by the Company represent loans originated by third-party lenders through the CSO programs.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSUMER LOAN FINANCIAL AND OPERATING DATA (dollars in thousands, except where otherwise noted)

	Year Ended December 31,
	2012			2011
	Company Owned(a)	Guaranteed by the Company(a)(b)	Combined(a)	Company Owned(a)	Guaranteed by the Company(a)(b)	Combined(a)
Amount of consumer loans written and renewed:
Retail Services
Short-term loans	$743,575	$145,221	$888,796	$736,964	$174,510	$911,474
Installment loans	7,723	17,902	25,625	8,256	15,781	24,037
Total Retail Services	751,298	163,123	914,421	745,220	190,291	935,511
E-Commerce
Domestic
Short-term loans	331,754	747,533	1,079,287	376,041	681,009	1,057,050
Line of credit	116,360	-	116,360	57,012	-	57,012
Installment loans	89,598	-	89,598	42,532	-	42,532
Total Domestic	537,712	747,533	1,285,245	475,585	681,009	1,156,594

Foreign
Short-term loans	1,010,334	72,592	1,082,926	820,841	56,917	877,758
Installment loans	133,109	-	133,109	61,307	-	61,307
Total Foreign	1,143,443	72,592	1,216,035	882,148	56,917	939,065
Total E-Commerce	1,681,155	820,125	2,501,280	1,357,733	737,926	2,095,659

Total amount of consumer loans written and renewed	$2,432,453	$983,248	$3,415,701	$2,102,953	$928,217	$3,031,170
Number of consumer loans written and renewed:
Retail Services
Short-term loans	1,574,163	269,144	1,843,307	1,586,551	309,003	1,895,554
Installment loans	7,088	2,845	9,933	6,858	2,863	9,721
Total Retail Services	1,581,251	271,989	1,853,240	1,593,409	311,866	1,905,275
E-Commerce
Domestic
Short-term loans	1,062,105	1,021,057	2,083,162	1,115,549	958,821	2,074,370
Line of credit	417,171	-	417,171	201,934	-	201,934
Installment loans	87,272	-	87,272	36,151	-	36,151
Total Domestic	1,566,548	1,021,057	2,587,605	1,353,634	958,821	2,312,455

Foreign
Short-term loans	1,815,420	95,630	1,911,050	1,543,453	84,897	1,628,350
Installment loans	115,250	-	115,250	53,567	-	53,567
Total Foreign	1,930,670	95,630	2,026,300	1,597,020	84,897	1,681,917
Total E-Commerce	3,497,218	1,116,687	4,613,905	2,950,654	1,043,718	3,994,372

Total number of consumer loans written and renewed	5,078,469	1,388,676	6,467,145	4,544,063	1,355,584	5,899,647

(a) The disclosure regarding the amount and number of consumer loans written and renewed is statistical data that is not included in the Company’s financial statements.
(b) Loans guaranteed by the Company represent loans originated by third-party lenders through the CSO programs.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
INCOME FROM OPERATIONS BY OPERATING SEGMENT
(dollars in thousands)

The following tables contain operating segment data for the three months and years ended December 31, 2012 and 2011 (dollars in thousands).

Corporate operations primarily include corporate expenses, such as personnel, legal, occupancy, and other costs related to corporate service functions, such as executive oversight, insurance and risk management, public and government relations, internal audit, treasury, payroll, compliance and licensing, finance, accounting, tax and information systems (except for online lending systems, which are included in the e-commerce segment). Corporate income includes miscellaneous income not directly attributable to the Company’s segments. Corporate assets primarily include: corporate property and equipment, nonqualified savings plan assets, marketable securities, foreign exchange forward contracts and prepaid insurance.

	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Total	Corporate	Consolidated

Three Months Ended December 31, 2012
Revenue
Pawn loan fees and service charges	$77,354	$2,125	$79,479	$-	$-	$-	$-	$79,479
Proceeds from disposition of merchandise	175,546	10,389	185,935	-	-	-	-	185,935
Consumer loan fees	32,496	-	32,496	100,484	89,884	190,368	-	222,864
Other	1,943	697	2,640	499	14	513	173	3,326
Total revenue	287,339	13,211	300,550	100,983	89,898	190,881	173	491,604
Cost of revenue
Disposed merchandise	118,311	8,990	127,301	-	-	-	-	127,301
Consumer loan loss provision	10,095	-	10,095	47,532	39,588	87,120	-	97,215
Total cost of revenue	128,406	8,990	137,396	47,532	39,588	87,120	-	224,516

Net revenue	158,933	4,221	163,154	53,451	50,310	103,761	173	267,088
Expenses
Operations and administration	104,837	14,066	118,903	33,216	32,604	65,820	14,331	199,054
Depreciation and amortization	8,524	2,121	10,645	3,611	380	3,991	3,910	18,546
Total expenses	113,361	16,187	129,548	36,827	32,984	69,811	18,241	217,600
Income (loss) from operations	$45,572	$(11,966)	$33,606	$16,624	$17,326	$33,950	$(18,068)	$49,488
As of December 31, 2012
Total assets	$1,031,431	$85,607	$1,117,038	$391,068	$179,554	$570,622	$130,598	$1,818,258
Goodwill			$397,845			$210,371		$608,216
	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Total	Corporate	Consolidated

Three Months Ended December 31, 2011
Revenue
Pawn loan fees and service charges	$71,420	$4,643	$76,063	$-	$-	$-	$-	$76,063
Proceeds from disposition of merchandise	200,953	14,243	215,196	-	-	-	-	215,196
Consumer loan fees	33,360	-	33,360	72,909	73,855	146,764	-	180,124
Other	2,402	253	2,655	201	(545)	(344)	263	2,574
Total revenue	308,135	19,139	327,274	73,110	73,310	146,420	263	473,957
Cost of revenue
Disposed merchandise	134,440	10,705	145,145	-	-	-	-	145,145
Consumer loan loss provision	8,549	-	8,549	31,401	40,533	71,934	-	80,483
Total cost of revenue	142,989	10,705	153,694	31,401	40,533	71,934	-	225,628
Net revenue	165,146	8,434	173,580	41,709	32,777	74,486	263	248,329
Expenses
Operations and administration	89,495	8,269	97,764	26,095	25,545	51,640	16,251	165,655
Depreciation and amortization	6,806	1,412	8,218	2,457	232	2,689	3,642	14,549
Total expenses	96,301	9,681	105,982	28,552	25,777	54,329	19,893	180,204
Income (loss) from operations	$68,845	$(1,247)	$67,598	$13,157	$7,000	$20,157	$(19,630)	$68,125
As of December 31, 2011
Total assets	$941,801	$117,470	$1,059,271	$352,244	$135,774	$488,018	$126,960	$1,674,249
Goodwill			$352,439			$210,282		$562,721

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES INCOME FROM OPERATIONS BY OPERATING SEGMENT (dollars in thousands)

	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Total	Corporate	Consolidated

Year Ended December 31, 2012
Revenue
Pawn loan fees and service charges	$288,161	$12,768	$300,929	$-	$-	$-	$-	$300,929
Proceeds from disposition of merchandise	657,104	46,663	703,767	-	-	-	-	703,767
Consumer loan fees	121,892	-	121,892	332,752	326,876	659,628	-	781,520
Other	9,028	1,209	10,237	1,326	33	1,359	2,618	14,214
Total revenue	1,076,185	60,640	1,136,825	334,078	326,909	660,987	2,618	1,800,430
Cost of revenue
Disposed merchandise	437,099	41,080	478,179	-	-	-	-	478,179
Consumer loan loss provision	29,225	-	29,225	143,006	144,063	287,069	-	316,294
Total cost of revenue	466,324	41,080	507,404	143,006	144,063	287,069	-	794,473

Net revenue	609,861	19,560	629,421	191,072	182,846	373,918	2,618	1,005,957
Expenses
Operations and administration	369,174	44,287	413,461	116,202	118,156	234,358	66,795	714,614
Depreciation and amortization	30,978	16,634	47,612	11,987	1,285	13,272	14,544	75,428
Total expenses	400,152	60,921	461,073	128,189	119,441	247,630	81,339	790,042
Income (loss) from operations	$209,709	$(41,361)	$168,348	$62,883	$63,405	$126,288	$(78,721)	$215,915
	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Total	Corporate	Consolidated

Year Ended December 31, 2011
Revenue
Pawn loan fees and service charges	$261,829	$20,368	$282,197	$-	$-	$-	$-	$282,197
Proceeds from disposition of merchandise	636,698	52,156	688,854	30	-	30	-	688,884
Consumer loan fees	119,192	-	119,192	254,152	225,302	479,454	-	598,646
Other	11,170	545	11,715	593	286	879	743	13,337
Total revenue	1,028,889	73,069	1,101,958	254,775	225,588	480,363	743	1,583,064
Cost of revenue
Disposed merchandise	405,132	42,462	447,594	23	-	23	-	447,617
Consumer loan loss provision	24,001	-	24,001	90,535	111,152	201,687	-	225,688
Total cost of revenue	429,133	42,462	471,595	90,558	111,152	201,710	-	673,305

Net revenue	599,756	30,607	630,363	164,217	114,436	278,653	743	909,759
Expenses
Operations and administration	339,247	33,604	372,851	88,577	84,544	173,121	65,296	611,268
Depreciation and amortization	26,165	5,871	32,036	10,413	850	11,263	10,850	54,149
Total expenses	365,412	39,475	404,887	98,990	85,394	184,384	76,146	665,417
Income (loss) from operations	$234,344	$(8,868)	$225,476	$65,227	$29,042	$94,269	$(75,403)	$244,342

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
LOCATION INFORMATION

Retail Services Segment

The following table sets forth the number of domestic and foreign Company-owned and franchised locations in the Company’s retail services segment offering pawn lending, consumer lending, and other services as of December 31, 2012 and 2011. The Company’s domestic retail services locations operate under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance,” “Cashland” and “Mr. Payroll.” In addition, certain recently acquired domestic retail services locations operate under various names that are expected be changed to “Cash America Pawn” during 2013. The Company’s foreign retail services locations operate under the name “Cash America casa de empeño” (previously operated under the name “Prenda Fácil”).

	As of December 31,
	2012			2011
	Domestic(a)	Foreign	Total	Domestic(a)(b)	Foreign	Total
Retail services locations offering:
Both pawn and consumer lending	581	-	581	572	-	572
Pawn lending only	167	47	214	126	190	316
Consumer lending only	83	-	83	86	-	86
Other (c)	91	-	91	110	-	110
Total retail services	922	47	969	894	190	1,084
(a)	Except as described in (c) below, includes locations that operate in 22 and 23 states in the United States as of December 31, 2012 and 2011, respectively.
(b)	Includes one unconsolidated franchised location operating under the name “Cash America Pawn” at December 31, 2011.
(c)	As of December 31, 2012 and 2011, includes zero and six consolidated Company-owned check cashing locations, respectively, and 91 and 104 unconsolidated franchised check cashing locations, respectively. As of December 31, 2012 and 2011, includes locations that operate in 15 and 18 states in the United States, respectively.

E-Commerce Segment

As of December 31, 2012 and 2011, the Company’s e-commerce segment operated in 32 states in the United States and in three other foreign countries:

  in the United States at http://www.cashnetusa.com and http://www.netcredit.com, in the United Kingdom at http://www.quickquid.co.uk and http://www.poundstopocket.co.uk, in Australia at http://www.dollarsdirect.com.au, and
  in Canada at http://www.dollarsdirect.ca.
CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE

Adjusted Earnings and Adjusted Earnings Per Share

In addition to reporting financial results in accordance with GAAP, the Company has provided adjusted earnings and adjusted earnings per share, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of the Company’s financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as adjusted earnings and adjusted earnings per share, to assess operating performance and that such measures may highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that the adjustments shown below, especially the adjustments for events that occurred during the three months and year ended December 31, 2012, such as the reorganization of the Company's Mexico-based pawn operations (“Mexico Reorganization”), the withdrawal of the proposed initial public offering of the Company's wholly-owned subsidiary, Enova International, Inc. (“Proposed Enova IPO”), and the charges related to the Company's voluntary reimbursements to Ohio customers (“Ohio Reimbursements”) are useful to investors in order to allow them to compare the Company’s financial results for the current quarter with the previous periods shown.

The following table provides a reconciliation between net income and diluted earnings per share attributable to the Company calculated in accordance with GAAP to adjusted earnings and adjusted earnings per share, respectively, which are shown net of tax (dollars in thousands, except per share data):

	Three Months Ended				Year Ended
	December 31,				December 31,
	2012		2011		2012		2011

Net income and diluted earnings per share attributable to Cash America International, Inc.	$24,480	$0.79	$37,827	$1.18	$107,470	$3.42	$135,963	$4.25
Charges related to withdrawn Proposed Enova IPO(a)	-	-	-	-	2,424	0.07	-	-
Charges related to Mexico Reorganization, net of noncontrolling interest(b)	6,965	0.23	-	-	25,421	0.81	-	-
Charges related to Ohio Reimbursements(c)	8,442	0.27	-	-	8,442	0.27	-	-
Subtotal	39,887	1.29	37,827	1.18	143,757	4.57	135,963	4.25
Intangible asset amortization	740	0.03	885	0.03	2,791	0.09	3,905	0.12
Non-cash equity-based compensation	515	0.02	619	0.02	3,007	0.10	3,064	0.10
Convertible debt non-cash interest and issuance cost amortization	612	0.02	566	0.02	2,386	0.07	2,214	0.07
Foreign currency transaction (gain) loss	151	-	128	-	196	0.01	786	0.02
Adjusted earnings and adjusted earnings per share	$41,905	1.36	$40,025	$1.25	$152,137	$4.84	$145,932	$4.56
(a)

Represents charges directly related to the Proposed Enova IPO that was withdrawn in July 2012. For the year ended December 31, 2012, represents $3.9 million of charges, net tax benefit of $1.5 million.

(b)

Represents charges related to the Mexico Reorganization. For the three months ended December 31, 2012, represents $7.0 million of charges. For the year ended December 31, 2012, represents $28.9 million of charges, net tax benefit of $1.2 million and noncontrolling interest of $2.3 million.

(c)	Represents charges related to the Ohio Reimbursements. For the three months and year ended December 31, 2012, represents $13.4 million of charges, net tax benefit of $5.0 million.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ADJUSTED EBITDA

Adjusted EBITDA

The table below shows adjusted EBITDA, a non-GAAP measure that the Company defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, equity in earnings or loss of unconsolidated subsidiary, taxes and including the net income or loss attributable to noncontrolling interests. Management believes adjusted EBITDA is used by investors to analyze operating performance and evaluate the Company’s ability to incur and service debt and its capacity for making capital expenditures. Adjusted EBITDA is also useful to investors to help assess the Company’s liquidity and estimated enterprise value. The computation of adjusted EBITDA as presented below may differ from the computation of similarly-titled measures provided by other companies (dollars in thousands):

	Year Ended December 31,
	2012	2011
Net income attributable to Cash America International, Inc.	$107,470	$135,963

Adjustments:
Depreciation and amortization expenses	75,428	54,149
Interest expense, net	28,987	25,447
Foreign currency transaction loss	313	1,265
Equity in loss of unconsolidated subsidiary	295	104
Provision for income taxes	84,656	82,360
Net loss attributable to the noncontrolling interest	(5,806)	(797)
Adjusted EBITDA	$291,343	$298,491

Adjusted EBITDA margin calculated as follows:
Total revenue	$1,800,430	$1,583,064
Adjusted EBITDA	291,343	298,491
Adjusted EBITDA as a percentage of total revenue	16.2%	18.9%

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE

Non-GAAP Disclosure

In addition to the financial information prepared in conformity with GAAP the Company provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of the Company’s operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of the Company’s GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, its financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

CONTACT:
Cash America International, Inc.
Thomas A. Bessant, Jr., 817-335-1100